EXHIBIT 99.1

AGILYSYS REPORTS THIRD QUARTER REVENUE OF $26.0 MILLION INCLUSIVE OF 11% GROWTH IN RECURRING REVENUE TO $13.6 MILLION

Third Quarter Adjusted Operating Income from Continuing Operations Rises $0.8 Million to $0.3 Million; Reports Adjusted and GAAP Earnings per Diluted Share from Continuing Operations of $0.01 and a Loss of $(0.09), Respectively

Alpharetta, GA - January 30, 2014 - Agilysys, Inc. (Nasdaq: AGYS), a leading developer and provider of innovative software enabled solutions for the hospitality industry, today reported operating results for its fiscal 2014 third quarter.

All financial results presented below reflect the classification of the Company’s former Retail Solutions Group (“RSG”) as a discontinued operation following the sale of this business on July 1, 2013.

Summary of Fiscal 2014 Third Quarter Financial Results

•
Total net revenue of $26.0 million compares to total net revenue of $28.2 million in the comparable prior-year period, a decrease of 8%, driven primarily by a decrease in sales of lower margin remarketed products.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) for the quarter were $13.6 million, an increase of 11% over the same period in fiscal 2013.

•	Gross margin was 60% in the fiscal 2014 third quarter, compared to 55% in the prior-year period.

•
Adjusted operating income (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) increased $0.8 million year over year to $0.3 million from an adjusted operating loss from continuing operations of $(0.5) million in the year-ago period (see reconciliation below).

•
Adjusted income (non-GAAP) from continuing operations grew $1.0 million to $0.2 million, or $0.01 per diluted share, compared with an adjusted net loss of $0.8 million, or $(0.03) per share, last year (see reconciliation below).

•	Net loss in the period was $(2.7) million, or $(0.12) per diluted share, compared to net income of $0.5 million, or $0.02, in the prior-year period.

James Dennedy, President and CEO of Agilysys, commented, “Our fiscal 2014 third quarter and year-to-date results demonstrate Agilysys’ continued ability to grow higher-margin recurring revenue as we focus on providing innovative solutions and exceptional customer support to clients across the hospitality industry. Our current products, including several recently introduced mobile products, continue to change the way the hospitality industry engages with guests, enabling our customers to deliver higher quality customer experiences and to operate their businesses more efficiently.

“In addition, we continue to see solid commercial success from our capital investments and we have delivered several important new innovations in this fiscal year. Our ongoing investments in current products and in our next generation products will help accelerate our revenue growth, drive improvements in operating leverage, and provide higher operating and net income, resulting in enhanced shareholder value.”

Summary of Fiscal 2014 Nine Months Financial Results

•
Total net revenue for the period increased $2.3 million, or 3%, to $77.1 million, compared with $74.8 million in the comparable prior-year period. Product growth was impacted by the above noted lower margin remarketed product sales which occurred in the third fiscal quarter of the prior year and did not repeat in the current period.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) for the period were $39.9 million, an increase of 8% over the first nine months of fiscal 2013.

•	Gross margin of 64% compares to gross margin of 59% in the prior-year period.

•
Adjusted operating income (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) for the first nine months of fiscal 2014 increased year over year by $4.1 million to $2.6 million, from an adjusted operating loss of $(1.5) million in the comparable year-ago period (see reconciliation below).

•
Adjusted income (non-GAAP) from continuing operations grew to $2.4 million, or $0.11 per diluted share, compared with an adjusted net loss of $(2.0) million, or $(0.09) per share, in the first nine months of fiscal 2013 (see reconciliation below).

•	Net income was $19.1 million, or $0.86 per share, in the first nine months of fiscal 2014 compared with a net loss of $1.6 million, or $(0.07) per share, in the year-ago period.

Janine Seebeck, Chief Financial Officer, added, “Our performance so far in fiscal 2014 reflects our success in addressing the needs of the hospitality industry with higher-margin solutions as well as our prudent fiscal discipline. Through the first nine months of fiscal 2014 we have improved gross margin by 470 basis points and generated positive adjusted operating income in all three quarters, leading to a $4.1 million improvement in adjusted operating income from continuing operations. We have achieved these improvements even as we continue to invest above historical levels as a percentage of revenue in our current and future products. Our healthy balance sheet with nearly $100 million in cash and no debt, provides us with the financial flexibility to continue investing in long-term growth through the development of our next generation platform as well as through potential acquisitions that would help grow our addressable markets.”

Unaudited pro forma condensed consolidated statements of operations for the three month periods ended June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, as well as for the fiscal year ended March 31, 2013, are provided at the end of this press release. These statements of operations give effect to the sale of the Company’s Retail Solutions Group and adjustments as if they had occurred on April 1, 2012, and carried forward through the latest period. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical audited consolidated financial statements and notes thereto included in the Company’s 2013 Annual Report.

2014 Third Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, January 30, 2014, beginning at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://agilysys.com/home/InvestorRelations/EventPresentation.htm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, such as the statements made in the second paragraph following the bullets under the heading “Summary of Fiscal 2014 Third Quarter Financial Results” above and the last sentence in the first paragraph following the bullets under the heading “Summary of Fiscal 2014 Nine Months Financial Results” above. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2013. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share from continuing operations and adjusted cash flow from continuing operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss) from continuing operations, and adjusted cash flow from continuing operations to the comparable GAAP measures.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale, property management, inventory & procurement and mobile & wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums and cruise lines. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, EMEA headquarters in Cheshire, UK, and APAC offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.

# # #

Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except share data)	December 31,	March 31,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$96,357	$82,931
Accounts receivable, net of allowance of $971 and $786, respectively	24,459	17,892
Inventories	2,408	1,709
Prepaid expenses	3,103	3,167
Other current assets	1,649	671
Current assets - discontinued operations	—	40,007
Total current assets	127,976	146,377
Property and equipment, net	13,850	13,855
Goodwill	17,747	14,128
Intangible assets, net	10,947	11,283
Capitalized software development, net	13,613	5,596
Other non-current assets	3,626	4,179
Non-current assets - discontinued operations	—	2,162
Total assets	$187,759	$197,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,341	$10,427
Deferred revenue	19,958	20,461
Accrued and other current liabilities	12,180	12,938
Capital lease obligations – current	43	58
Current liabilities - discontinued operations	—	30,372
Total current liabilities	43,522	74,256
Deferred income taxes – non-current	3,904	4,002
Capital lease obligations – non-current	38	28
Other non-current liabilities	6,204	4,640
Non-current liabilities - discontinued operations	—	798
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,426,958 and 22,145,915 shares outstanding at December 31, 2013 and March 31, 2013 , respectively	9,482	9,482
Treasury shares (9,179,873 and 9,460,916 shares at December 31, 2013 and March 31, 2013, respectively)	(2,756)	(2,838)
Capital in excess of stated value	(13,452)	(14,267)
Retained earnings	141,684	122,578
Accumulated other comprehensive loss	(867)	(1,099)
Total shareholders’ equity	134,091	113,856
Total liabilities and shareholders’ equity	$187,759	$197,580

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net revenue:
Products	$8,693	$12,467	$26,294	$26,757
Support, maintenance and subscription services	13,607	12,245	39,945	37,147
Professional services	3,707	3,478	10,847	10,907
Total net revenue	26,007	28,190	77,086	74,811
Cost of goods sold:
Products	4,663	8,135	12,443	15,555
Support, maintenance and subscription services	3,129	2,561	8,061	7,987
Professional services	2,508	2,144	7,320	7,002
Total cost of goods sold	10,300	12,840	27,824	30,544
Gross profit	15,707	15,350	49,262	44,267
Operating expenses:
Product development	6,074	6,260	19,555	17,965
Sales and marketing	3,400	3,667	11,014	10,798
General and administrative	5,981	5,852	16,051	16,379
Depreciation of fixed assets	584	508	1,592	1,639
Amortization of intangibles	2,365	806	3,953	2,478
Asset impairment and related charges	309	—	327	208
Restructuring, severance and other charges	206	(31)	822	1,524
Operating loss	(3,212)	(1,712)	(4,052)	(6,724)
Other (income) expenses :
Interest income	(19)	—	(52)	(8)
Interest expense	44	(13)	150	231
Other (income) expense, net	(5)	217	(45)	201
Loss before income taxes	(3,232)	(1,916)	(4,105)	(7,148)
Income tax benefit	(1,154)	(813)	(1,760)	(1,975)
Loss from continuing operations	(2,078)	(1,103)	(2,345)	(5,173)
(Loss) income from discontinued operations, net of taxes	(584)	1,619	21,451	3,545
Net (loss) income	$(2,662)	$516	$19,106	$(1,628)

Basic and diluted weighted average shares outstanding	22,150	21,900	22,100	21,873

Net (loss) income per share – basic and diluted:
Loss from continuing operations	$ (0.09)	$ (0.05)	$ (0.11)	$ (0.24)
(Loss) income from discontinued operations	(0.03)	0.07	0.97	0.17
Net (loss) income per share	$ (0.12)	$ 0.02	$ 0.86	$ (0.07)

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2013	2012
Operating activities:
Net income (loss)	$ 19,106	$(1,628)
Less: Income from discontinued operations	21,451	3,545
Loss from continuing operations	(2,345)	(5,173)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	822	1,524
Payments for restructuring, severance and other charges	(1,530)	(6,306)
Payments for legal settlements	(87)	—
Asset impairments and related charges	327	208
Depreciation	1,592	1,639
Amortization of intangibles	4,053	3,223
Share-based compensation	1,543	1,006
Excess tax benefit from equity awards	(209)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,158)	(4,300)
Inventories	(598)	(111)
Prepaids	(747)	3
Accounts payable	577	4,687
Deferred revenue	(1,379)	(6,105)
Accrued and other liabilities	(1,451)	(6,208)
Income taxes payable	(2,118)	(319)
Other changes, net	205	(29)
Net cash used in operating activities from continuing operations	(7,503)	(16,261)
Net cash used in operating activities from discontinued operations	(1,018)	(1,127)
Net cash used in operating activities	(8,521)	(17,388)

Investing activities:
Proceeds from sale of RSG	36,024	—
Cash paid for acquisitions, net	(1,801)	—
Capital expenditures	(3,235)	(1,530)
Capitalized software development costs	(8,247)	(1,767)
(Investments in) proceeds from company owned life insurance policies, net and marketable securities	(87)	4,262
Net cash provided by investing activities from continuing operations	22,654	965
Net cash used in investing activities from discontinued operations	(117)	(754)
Net cash provided by investing activities	22,537	211

Financing activities:
Repurchases of shares to satisfy employee tax withholding and option price	(729)	(148)
Exercise of employee stock options	64	67
Excess tax benefit from equity awards	209	—
Principal payment under long-term obligations	(53)	(257)
Net cash used in financing activities from continuing operations	(509)	(338)
Net cash used in financing activities from discontinued operations	(80)	(288)
Net cash used in financing activities	(589)	(626)

Effect of exchange rate changes on cash	(1)	54
Cash flows provided by (used in) continuing operations	14,641	(15,580)
Cash flows used in discontinued operations:	(1,215)	(2,169)
Net increase (decrease) in cash	13,426	(17,749)
Cash and cash equivalents at beginning of period	82,931	97,587
Cash and cash equivalents at end of period	$ 96,357	$ 79,838

AGILYSYS, INC.
RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Operating loss	$(3,212)	$(1,712)	$(4,052)	$(6,724)
Share-based compensation expense	651	439	1,543	1,006
Amortization of intangibles	2,365	806	3,953	2,478
Asset impairments and related charges	309	—	327	208
Restructuring, severance and other charges	206	(31)	822	1,524
Adjusted operating income (loss) from continuing operations (a)	319	(498)	2,593	(1,508)

Other expenses, net	20	204	53	424
Cash income tax expense (b)	51	50	110	113
Adjusted income (loss) from continuing operations (a)	$248	$(752)	$2,430	$(2,045)

Weighted average shares outstanding:
Basic and diluted	22,150	21,900	22,100	21,873

Adjusted income (loss) per share from continuing operations (a):
Basic and diluted	$0.01	$(0.03)	$0.11	$(0.09)

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our estimated cash tax payments, exclusive of payments related to AMT, for the three and nine months ended December 31, 2013 and 2012.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2013	2012
Operating activities:
Net cash used in continuing operations	$(7,503)	$(16,261)
Non-recurring cash items:
Restructuring, severance and other payments	1,530	6,306
Payments for legal settlements	87	—
BEP/SERP payments	—	4,468
Adjusted cash used in continuing operations (a)	$(5,886)	$(5,487)

(a) Non-GAAP financial measure

AGILYSYS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)
	Fiscal 2013
	Three months ended				Twelve months ended
	June 30	September 30	December 31	March 31	March 31, 2013

Net revenue:
Products	$ 6,778	$ 7,512	$ 12,467	$ 6,760	$ 33,517
Support, maintenance and subscription services	12,169	12,733	12,245	13,089	50,236
Professional services	3,442	3,987	3,478	3,702	14,609
Total net revenue	22,389	24,232	28,190	23,551	98,362
Cost of goods sold:
Products	3,581	3,839	8,135	3,092	18,647
Support, maintenance and subscription services	2,624	2,802	2,561	2,516	10,503
Professional services	2,291	2,567	2,144	2,291	9,293
Total cost of goods sold	8,496	9,208	12,840	7,899	38,443
Gross profit	13,893	15,024	15,350	15,652	59,919
Operating expenses:
Product development	4,420	7,285	6,260	6,727	24,692
Sales and marketing	4,201	2,930	3,667	3,948	14,746
General and administrative	5,279	5,248	5,852	5,481	21,860
Depreciation of fixed assets	585	546	508	517	2,156
Amortization of intangibles	855	817	806	806	3,284
Asset impairment and related charges	208	—	—	(88)	120
Legal settlements	—	—	—	1,664	1,664
Restructuring, severance and other charges	1,125	430	(31)	(29)	1,495
Operating loss	(2,780)	(2,232)	(1,712)	(3,374)	(10,098)
Other (income) expenses :
Interest income	(4)	(4)	—	(4)	(12)
Interest expense	264	(20)	(13)	35	266
Other expense (income), net	144	(160)	217	(64)	137
Loss before income taxes	(3,184)	(2,048)	(1,916)	(3,341)	(10,489)
Income tax benefit	(529)	(633)	(813)	(1,468)	(3,443)
Loss from continuing operations	$ (2,655)	$ (1,415)	$ (1,103)	$ (1,873)	$ (7,046)

Basic and diluted weighted average shares outstanding	21,836	21,883	21,900	21,901	21,880

Net (loss) income per share – basic and diluted:
Loss per share from continuing operations	$ (0.12)	$ (0.06)	$ (0.05)	$ (0.09)	$ (0.32)